UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 17, 2003
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 001-12739

AESP, INC.
(Exact Name Of Registrant As Specified In Its Charter)

FLORIDA (State Or Other Jurisdiction Of Incorporation Or Organization)	59-2327381 (IRS Employer Identification No.)

1810 NE 144th STREET
NORTH MIAMI, FL 33181
(Address Of Principal Executive Offices)

(305) 944-7710
(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On January 22, 2003, AESP, Inc. (the “Company”) entered into a Fourth Amendment to Loan Agreement (the “Amendment”) with its current lender, Commercebank, N.A. Pursuant to the terms of the Amendment, the Company’s existing $1.9 million line of credit was extended through July 22, 2003.

     Under the Amendment, the interest rate payable on the line of credit has been increased from prime plus 1% per annum to, until April 23, 2002, prime plus 2%, and thereafter, to prime plus 3%. The Amendment also contains changes to the borrowing base pursuant to which the Company can borrow funds under the line of credit, adds certain new covenants (including a covenant requiring that 30% of the net proceeds of future equity infusions be paid to the lender as a permanent reduction in the line of credit) and resets the financial covenants which the Company is obligated to meet during future periods.

     The foregoing is a summary of the information contained in the Amendment and the related renewal promissory note. Reference is made to the more detailed information contained therein and attached hereto as Exhibits 10.1 and 10.2.

     Further, on January 22, 2003, the Company announced that John F. Wilkens has joined the Company as Vice President and Chief Financial Officer.

     A copy of the Company’s press release announcing the execution of the Amendment and Mr. Wilkens’ appointment is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Loan Agreement by and between the Company and Commercebank, N.A. dated January 17, 2003.

10.2	Renewal Promissory Note dated as of January 17, 2003

99.1	Press Release of the Company dated January 22, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 27th day of January, 2003.

AESP, INC.

/s/ Slav Stein

Slav Stein President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Loan Agreement by and between the Company and Commercebank, N.A. dated January 17, 2003.

10.2	Renewal Promissory Note dated as of January 17, 2003

99.1	Press Release of the Company dated January 22, 2003.

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